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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of JWH GlobalAnalytics® Fund, L.P. (the ‘‘Partnership’’) on Form S-1 of our report dated June 12, 2006 relating to the financial statement of the Partnership appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading ‘‘Experts’’ in such prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
June 29, 2006